                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              LADD FURNITURE, INC.
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):              $125.00 FILING FEE PAID BY WIRE TRANSFER

 [X]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
 [ ]     $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
 [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11:
          (4) Proposed maximum aggregate value of transaction:
[ ]      Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
LADD
LADD Furniture, Inc.
One Plaza Center, Box HP-3
High Point, North Carolina 27261-1500
(919) 889-0333
                                                                   April 6, 1995
Dear Shareholder:
     The Board of Directors cordially invites you to attend LADD's Annual Meeting of Shareholders to be held on Friday, May 12, 1995, in High Point, NC. In the following pages, you will find information about the meeting plus a Proxy Statement.
     During the business session, we will review LADD's past year and look at our plans and prospects for the future. Shareholders will also have the opportunity to discuss their company with the directors and officers of LADD.
     If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help LADD avoid additional solicitation costs. In person or by proxy, your vote is important.
     I hope you can join us at the Annual Meeting.
                                             Sincerely,
                                             Richard R. Allen
                                             CHAIRMAN OF THE BOARD
                                             AND CHIEF EXECUTIVE OFFICER
    Lea Industries (Bullet) American Drew (Bullet) Daystrom (Bullet) Clayton
           Marcus (Bullet) Barclay (Bullet) American of Martinsville
          Design Horizons (Bullet) Brown Jordan (Bullet) Pennsylvania
                    House (Bullet) Fournier (Bullet) Pilliod
                         LADD Furniture, Inc. companies
                              LADD Furniture, Inc.
                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF
LADD FURNITURE, INC.
     The annual meeting of the shareholders of LADD Furniture, Inc. will be held at the Radisson Hotel, 135 S. Main Street, High Point, North Carolina, on May 12, 1995, at 10:00 a.m., for the purpose of considering and acting upon the following:
     1. The election of seven directors;
     2. Approval of an Amendment to the Company's Articles of Incorporation and the concurrent one-for-three reverse stock split of the Company's Common Stock.
     3. Ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the 1995 fiscal year; and
     4. All other business as may properly come before the meeting.
     Only shareholders of record as of the close of business on April 3, 1995, will be entitled to notice of, and to vote at, this meeting or at any adjournment thereof.
     A copy of the Company's Annual Report for the fiscal year ended December 31, 1994, is enclosed. It is not to be considered part of the proxy soliciting material.
     Shareholders are requested to date, sign and return the enclosed proxy. An envelope is provided requiring no postage for mailing in the United States. Your prompt response will be appreciated.
                                            WILLIAM S. CREEKMUIR
                                            SECRETARY
April 6, 1995
LADD Furniture, Inc.
One Plaza Center, Box HP-3
High Point, North Carolina 27261-1500
                              LADD FURNITURE, INC.
                           One Plaza Center, Box HP-3
                     High Point, North Carolina 27261-1500
                                PROXY STATEMENT
                                    GENERAL
     This Proxy Statement and form of proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of LADD Furniture, Inc. (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held at the Radisson Hotel, 135
S. Main Street, High Point, North Carolina, on May 12, 1995, at 10:00 a.m. and at any subsequent time which may be made necessary by its adjournment. This Proxy Statement and Proxy were mailed to shareholders on or about April 6, 1995.
     Only shareholders of record at the close of business on April 3, 1995, will be entitled to notice of, and to vote at the meeting. There were 23,171,799 shares of Common Stock outstanding on April 3, 1995.
     If the accompanying Proxy is properly signed and returned, the shares represented thereby will be voted. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified in a Proxy that is properly executed and returned, the Proxy will be voted FOR the nominees for directors named herein and FOR Items 2 and 3 of the accompanying Notice. Any shareholder giving the solicited Proxy may revoke it at any time before it is exercised, and any shareholder who has executed a Proxy and attends the meeting may elect to vote in person rather than by proxy. The Proxy may be revoked by the shareholder filing with the Secretary of the Company either a written instrument of revocation or a duly executed proxy bearing a later date.
                               VOTING SECURITIES
     The laws of North Carolina under which the Company is incorporated provide that each shareholder present or represented and entitled to vote on a matter at the meeting or any adjournment thereof, including with respect to the election of directors, will be entitled to one vote on such matter for each share held by him at the close of business on the record date. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the numbers of votes cast with respect to any voting matter (except with respect on the vote for Item 2, approval of the amendment of the Company's Articles of Incorporation and the concurrent one-for-three reverse stock split), only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting, except with respect to the vote on Item 2, as to which abstentions are counted as a vote "against."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Set forth in the table below are all persons known by management to own beneficially five percent or more of the Company's outstanding Common Stock as of April 3, 1995, except for Brinson Partners, Inc. and The Capital Group Companies, Inc. whose beneficial ownership has been determined as of December 31, 1994. The persons have sole voting and investment power except as noted:

             NAME AND ADDRESS                  NUMBER OF SHARES        PERCENTAGE OF
           OF BENEFICIAL OWNER                BENEFICIALLY OWNED     OUTSTANDING SHARES
Richard R. Allen
  ONE PLAZA CENTER, BOX HP-3
  HIGH POINT, NC 27261                              2,570,919(1)             11.1%
Brinson Partners, Inc.
  THREE FIRST NATIONAL PLAZA
  CHICAGO, IL 60602                                 1,923,100(2)              8.3%
The Capital Group Companies, Inc.
  333 SOUTH HOPE STREET
  LOS ANGELES, CA 90071                             1,316,400(3)              5.7%

(1) Includes currently exercisable options as to 29,755 shares and 36,482 shares of restricted stock. Does not include 40,000 shares owned by Mr. Allen's wife and 31,389 shares held by Mr. Allen's wife as custodian or trustee for their children, as to such shares Mr. Allen disclaims beneficial ownership.
(2) Includes 443,900 shares owned by Brinson Trust Company, a wholly-owned subsidiary of Brinson Partners, Inc.
(3) Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1994, investment discretion with respect to 1,316,400 shares, or 5.7% of outstanding shares of the class, which were owned by various institutional investors. Said subsidiary has no power to direct the vote of the above shares.

     The following table shows the number of shares of the Company's Common Stock beneficially owned at April 3, 1995 by each director and each nominee for election to the Board of Directors of the Company and all named executive officers of the Company in addition to Mr. Richard R. Allen named in the table above who is a director, nominee and executive officer. Also shown is information as to the beneficial ownership of all directors and executive officers as a group. The persons have sole voting and investment power except as noted:

                                               NUMBER OF SHARES        PERCENTAGE OF
NAME                                          BENEFICIALLY OWNED     OUTSTANDING SHARES
Daryl B. Adams                                           4,600(1)               --(11)
William B. Cash                                         22,123(2)               --(11)
James H. Corrigan, Jr.                                  24,221(3)               --(11)
William S. Creekmuir                                    12,930(4)               --(11)
O. William Fenn, Jr.                                   970,492(5)              4.2%
Gerald R. Grubbs (12)                                   72,674(6)               --(11)
Don A. Hunziker                                        724,756(7)              3.1%
Thomas F. Keller                                        23,423(8)               --(11)
Fred L. Schuermann, Jr.                                 45,931(9)               --(11)
All executive officers and directors as a
  group (10 persons) (12)                            4,472,069(10)            19.2%

 (1) Includes currently exercisable options as to 4,600 shares.
 (2) Includes currently exercisable options as to 6,125 shares. Excludes 1,332 shares owned by Mr. Cash's wife, as to such shares Mr. Cash disclaims beneficial ownership.
 (3) Includes 266 shares owned jointly by Mr. and Mrs. Corrigan and currently exercisable options as to 6,125 shares.
 (4) Includes currently exercisable options as to 4,183 shares and 7,647 shares of restricted stock.
 (5) Does not include 26,666 shares held by Mr. Fenn's wife, as to such shares Mr. Fenn disclaims beneficial ownership. Includes currently exercisable options as to 375 shares and 11,953 shares of restricted stock.
 (6) Includes currently exercisable options as to 23,262 shares and 20,996 shares of restricted stock.
 (7) Does not include 58,666 shares held by Mr. Hunziker's wife, as to such shares Mr. Hunziker disclaims beneficial ownership. Includes currently exercisable options as to 375 shares and 23,118 of restricted stock.
 (8) Includes currently exercisable options as to 6,125 shares.
 (9) Includes currently exercisable options as to 21,200 shares and 24,731 shares of restricted stock.
(10) Includes currently exercisable options as to 102,125 shares and 124,927 shares of restricted stock.
(11) Less than 1%.
(12) Effective January 26, 1995, Mr. Grubbs resigned as a director and Vice Chairman of the Company and was appointed president of Daystrom Furniture, a division of the Company. As of that date, Mr. Grubbs ceased being an executive officer of the Company but is included in the group total because he was an executive officer as of the fiscal year ended December 31, 1994.

                       NOMINEES FOR ELECTION OF DIRECTORS
               (Proposal numbered (1) in the accompanying Notice)
     At the 1995 Annual Meeting, seven directors will be elected to hold office until the 1996 Annual Meeting or until their successors have been elected and qualified. It is proposed to nominate the seven persons listed below with brief statements of their principal occupations and other biographical information. All of the nominees are current directors. It is intended that the Proxyholders named in the Proxy will vote for the persons listed in the table below. Should any nominee named become unable to serve as a director, the shares represented by valid proxies will be voted for the election of such other person as the Board of Directors may recommend in his place, or the Board may recommend the nomination of only the remaining nominees.

                                    DIRECTOR             BUSINESS EXPERIENCE DURING PAST FIVE YEARS, DIRECTORSHIPS
NAME                         AGE     SINCE                        IN PUBLIC COMPANIES AND FAMILY RELATIONS
Richard R. Allen             54       1981     Chairman of the Board of Directors and Chief Executive Officer since October
                                               1991; President from October 1991 to January 1995; Vice Chairman of the Board
                                               of Directors from January 1990 to October 1991; Secretary from 1981 to July
                                               1990; currently a director of Lighthouse Financial Corporation and the
                                               American Furniture Manufacturers Association.
William B. Cash(2)           80       1983     Retired; chairman of board of directors of Turnpike Properties, Inc. from 1980 to June 1985.
James H. Corrigan, Jr.(1)    69       1984     Chairman of the Board of Directors and chief executive officer of Mebane
                                               Packaging Corporation since 1980; currently chairman of Piedmont BancShares
                                               Corp.
O. William Fenn, Jr.(1)      68       1982     Vice Chairman of the Board of Directors from January 1990 to March 1992;
                                               President and Chief Operating Officer of the Company from 1982 to January
                                               1990; since October 1993, Director, Furniture Export Office, International
                                               Trade Division, N.C. Department of Commerce; currently a director of the
                                               American Furniture Hall of Fame, International Home Furnishings Marketing
                                               Association, and Southern National Corporation.
Don A. Hunziker(2)           67       1981     Chairman Emeritus of the Board of Directors from October 1991 to September
                                               1992; Chairman of the Board of Directors and Chief Executive Officer of the
                                               Company from 1982 to October 1991.
Thomas F. Keller(2)          63       1983     Dean and R. J. Reynolds Industries Professor, Fuqua School of Business, Duke
                                               University, from 1974 to present; currently a director of Hatteras Income
                                               Securities, Inc., Nations Funds, Inc., Nations Funds Trust, American Business
                                               Products, Monk-Austin, Inc., Mentor Growth Fund, Inc., Wendy's International,
                                               Welbilt Corporation and Mebane Packaging Corporation.
Fred L. Schuermann, Jr.      49       1991     President and Chief Operating Officer since January 1995; Executive Vice
                                               President from October 1991 to January 1995; Chief Financial Officer,
                                               Secretary and Treasurer from January 1990 to July 1992; Senior Vice President from January 1990 to October 1991.

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
     In addition to Messrs. Richard R. Allen and Fred L. Schuermann, Jr., listed above under "Nominees for Election of Directors," the Company currently has the following executive officers:

          NAME                   AGE                                    POSITION HELD
Daryl B. Adams                   48    Vice President since January 1994; Corporate Controller, Assistant Secretary,
                                       and Assistant Treasurer of the Company since January 1988.
William S. Creekmuir             39    Senior Vice President, Chief Financial Officer, Secretary and Treasurer since
                                       July 1992; partner with KPMG Peat Marwick from July 1987 to July 1992.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.
              EXECUTIVE CASH COMPENSATION AND RELATED INFORMATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. Recommendations on compensation for the Company's Senior Executives (as defined below) are made to the Compensation Committee by Richard R. Allen, Chairman of the Board and Chief Executive Officer. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's incentive stock option plan which must be made solely by the Committee in order for the grants under such plan to satisfy Exchange Act Rule 16b-3. Set forth below is a report prepared by Messrs. Cash and Hunziker and Dr. Keller in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1994 as they affected Mr. Allen, Chairman of the Board and Chief Executive Officer, and Messrs. Grubbs, Schuermann, and Creekmuir and Ms. Adams, the four executive officers other than Mr. Allen who, for 1994, were the Company's most highly paid executive officers (collectively with Mr. Allen, the "Senior Executives"). Effective January 26, 1995, Mr. Grubbs resigned as a director and Vice Chairman of the Company and was appointed president of Daystrom Furniture, a division of the Company. As of that date, Mr. Grubbs ceased being an executive officer of the Company.
COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS
     The Compensation Committee's executive policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In that regard, the Compensation Committee has adopted the following Policy on Executive Compensation:
          IT SHALL BE THE POLICY OF LADD FURNITURE, INC. TO MAINTAIN AN EXECUTIVE COMPENSATION PROGRAM THAT WILL:
          (BULLET) SUPPORT A PAY-FOR-PERFORMANCE POLICY THAT DIFFERENTIATES THE
                   AMOUNT OF COMPENSATION ON THE BASIS OF CORPORATE, BUSINESS UNIT AND INDIVIDUAL PERFORMANCE;
        (BULLET) MOTIVATE SENIOR OFFICERS TO ACHIEVE STRATEGIC BUSINESS
                 INITIATIVES AND GOALS AND REWARD THEM FOR THEIR ACHIEVEMENT; (BULLET) PROVIDE COMPENSATION OPPORTUNITIES WHICH ARE COMPARABLE TO
                   THOSE OFFERED BY OTHER LEADING COMPANIES, THUS ALLOWING THE COMPANY TO COMPETE FOR AND RETAIN TALENTED EXECUTIVES WHO ARE CRITICAL TO THE COMPANY'S LONG-TERM SUCCESS; AND
          (BULLET) ALIGN THE INTERESTS OF EXECUTIVES WITH THE LONG-TERM
                   INTERESTS OF SHAREHOLDERS THROUGH AWARD OPPORTUNITIES THAT CAN RESULT IN OWNERSHIP OF LADD COMMON STOCK.
          THE LADD EXECUTIVE COMPENSATION PROGRAM SHALL BE COMPRISED OF BASE SALARY, ANNUAL CASH INCENTIVE OPPORTUNITIES, LONG-TERM INCENTIVE OPPORTUNITIES IN THE FORM OF STOCK OPTIONS, RESTRICTED STOCK AND CASH INCENTIVES, AND OTHER BENEFITS TYPICALLY OFFERED TO EXECUTIVES BY MAJOR CORPORATIONS.
          AS AN EXECUTIVE'S LEVEL OF RESPONSIBILITY INCREASES, A GREATER PORTION OF HIS OR HER POTENTIAL TOTAL COMPENSATION OPPORTUNITY SHALL BE BASED ON PERFORMANCE INCENTIVES AND LESS ON SALARY AND EMPLOYEE BENEFITS, CAUSING GREATER VARIABILITY IN THE INDIVIDUAL'S ABSOLUTE COMPENSATION LEVEL FROM YEAR-TO-YEAR. IN ADDITION, THE HIGHER ONE RISES IN THE LADD FURNITURE ORGANIZATION, THE GREATER THE COMPENSATION MIX SHIFTS TO RELY ON THE VALUE OF LADD'S COMMON STOCK THROUGH STOCK-BASED AWARDS.
SUMMARY OF INCENTIVE COMPENSATION PLANS
     While not required by the SEC disclosure rules, the Compensation Committee believes a brief description of each of the Company's incentive compensation plans will enable shareholders to understand better the information presented below.
     MANAGEMENT INCENTIVE PLAN. The Company maintains a Management Incentive Plan designed to compensate officers and key managers for accomplishment of divisional and Company annual profit plans, subject to the Company achieving certain specified after-tax earnings levels and the participant achieving specific individual performance objectives. All amounts paid for fiscal 1992, 1993 and 1994 to the Senior Executives have been included in the "Bonus" column in the Summary Compensation Table. For fiscal 1995, depending upon an individual's assigned incentive category, participants can earn incentive compensation payments up to a maximum of 10% to 100% of their annual salaries. Payments under the plan, if any, will be made following completion of the annual audit and after evaluation of the Company's and participants' performances. The awards will be paid in cash.
     LONG-TERM INCENTIVE PLAN. On February 28, 1991, the Board of Directors approved a Long-Term Incentive Plan for certain executive officers and operating officers. The plan was effective January 1, 1991, and was amended effective January 3, 1993. This plan was designed to compensate officers for accomplishment of divisional and Company long-range (3-year) objectives of specified levels of return on average shareholders' equity, return on average divisional invested capital, and sales growth. The weighting of each factor is 55% for return on average shareholders' equity or return on average divisional invested capital (depending on whether the participant is a corporate or divisional officer) and 45% for sales growth. For the first three year (1991-1993) plan, depending on an individual's assigned incentive category, participants could earn cash compensation incentive payments up to a maximum of 56% to 75% of beginning base salary for the three year performance cycle, payable in two equal annual installments. No cash incentive payments were paid for 1992, 1993 or 1994 to the Senior Executives. For the three year plans (1993-1995 and 1994-1996) pursuant to which grants were made in February 1993 and 1994, depending upon an individual's assigned incentive category, participants could earn cash compensation incentive payments up to a maximum of 28% to 38% of beginning base salary. In conjunction with the plan, restricted stock has been issued and incentive stock option grants under the Company's incentive stock option plan have been made to certain participants, including the Senior Executives. The restricted stock agreements provide that if the employee should cease to be employed by the Company for any reason other than death or disability or ceases to be employed by the Company in an appropriate executive capacity prior to five years from the date of the agreement, the Company may repurchase the shares for $.10 per share. The employee may not sell, assign, or transfer the shares in any way (except to a spouse or child, and then the shares are still subject to the Company's right of repurchase) so long as the shares are subject to the Company's right of repurchase. All issuances of restricted stock and incentive stock options to the Senior Executives during 1992, 1993 and 1994 have been shown under the "Restricted Stock Award" and "Option" columns in the Summary Compensation Table. Awards made in 1994 with respect to the cash portion of the Long Term Incentive Plan to the Senior Executives are shown in the Long Term Incentive Plan -- Awards in 1994 table.
     1994 INCENTIVE STOCK OPTION PLAN. On February 24, 1994, the Company adopted the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the "Plan"). Pursuant to the Plan, 1,200,000 shares (subject to adjustments in the event of stock dividends, stock splits and certain other events) of the Company's Common Stock have been reserved for the issuance of stock options under the Plan. Incentive stock options are issued by the Administrative Committee of the Plan (the Compensation Committee of the Board of Directors) at current fair market prices (based upon the closing price of the Company's Common Stock on the over-the-counter market on the date of grant). Only key employees (as determined by the Administrative Committee) are eligible to receive options. The Committee does not consider a participant's current stock ownership or prior stock option or restricted stock grants when making new stock option grants. The Committee does consider, however, beneficial ownership of Company Common Stock when setting the price of incentive stock options for optionees, such as Mr. Allen, who own more than 10% of the Company's Common Stock. For these individuals, the option price is 110% of fair market value on the date of grant. The Plan also provides for the granting of nonqualified stock options as to 2,000 shares of the Company's Common Stock to nonemployee directors of the Company upon their initial election to the Board and additional nonqualified stock options as to 1,500 shares each year thereafter so long as the nonemployee director remains eligible under the terms of the Plan. The Plan also provides for the granting of nonqualified stock options to eligible employees at option prices less than fair market value. In order to comply with the terms of the Plan and federal income tax regulations, a portion of the 1994 option grants to Mr. Allen were granted as nonqualified stock options at an option price equal to fair market value of the Company's common stock on date of grant. Options granted under the Plan are typically for a term of ten years, first becoming exercisable in 25% increments over a four year period beginning one year after the date of grant. The Plan replaced the Company's Amended and Restated
1983 Incentive Stock Option Plan which expired in June 1993, pursuant to which options were granted to eligible employees, including the Senior Executives, and directors upon terms and conditions substantially the same as contained in the Plan.
RELATIONSHIP OF COMPANY PERFORMANCE TO SENIOR EXECUTIVE 1994 COMPENSATION.
     Compensation paid to the Company's executive officers in 1994, as reflected in the following tables as to the Senior Executives, consisted of the following elements: base salary, annual bonus for 1994, and various payments associated with employee benefits provided to Senior Executives. The Compensation Committee's emphasis on tying pay to performance criteria is demonstrated by the fact that no amounts were paid to the Senior Executives for 1994 from performance-based compensation arrangements reflecting the Company's performance being below annual performance targets in 1994, in comparison to incentive payments comprising six percent of Senior Executive compensation for 1993 and 24% for 1992.
     The measures of performance that are utilized under the Company's compensation plans are as follows: (1) actual versus targeted annual profit performance, (2) return on average shareholders' equity, both annually and over a three-year period, and (3) sales growth over a three-year period. A portion of the annual incentive opportunity is also based on specific individual performance objectives established for each Senior Executive. Subjective considerations of individual performance are considered only in establishing base salaries.
     ACTUAL VERSUS TARGETED PROFIT PERFORMANCE. Actual versus targeted profit performance and, with the exception of Mr. Allen, performance against specific individual objectives are the criteria utilized to determine the extent to which targeted annual bonuses will be paid to the Company's Senior Executives. The actual versus target profit performance bonus opportunity represented 35% to 50% of the Senior Executives' beginning base salary for 1994. Target annual profits utilized for purposes of evaluating annual bonuses are based on business plans developed by the management teams of the individual operating companies and the senior management team of the Company, and are approved by the Company's Board of Directors.
     RETURN ON AVERAGE SHAREHOLDERS' EQUITY. Return on average shareholders' equity is an important component of the annual bonus for all Senior Executives (with the exception of Ms. Adams) and is also a performance measurement criterion under the Company's Long-Term Incentive Plan. For 1994, the Company's average return on shareholders' equity was below the established bonus threshold and, therefore, there were no payouts based upon this performance criterion. The return on average equity target is set such that if it is achieved, the Company would be recognized as a top performer in the furniture industry. The return on average equity component of the 1994 bonus opportunity represented 35% to 50% of the Senior Executives' beginning base salary for 1994 under the Management Incentive Plan.
     Under the cash portion of the Long-Term Incentive Plan (as amended in
1993), Senior Executives participating in the plan at the beginning of each three-year performance cycle can earn a maximum of 15% to 21% of their beginning base salary for the three-year performance cycle by exceeding target goals tied to the Company's three-year average return on shareholders' equity. The first three-year performance cycle under the Long-Term Incentive Plan was completed in 1993. No payouts based upon return on average shareholders' equity were made to Senior Executives with respect to 1994 under the Long-Term Incentive Plan because the Company's performance was below the return on average shareholders' equity target. Awards with respect to the cash portion of the Long Term Incentive Plan made in 1994 to Senior Executives are shown in the Long Term Incentive Plan -- Awards in 1994 table.
     SALES GROWTH. Under the cash portion of the Long-Term Incentive Plan (as amended in 1993), Senior Executives participating in the plan at the beginning of each three-year performance cycle can earn a maximum of 13% to 17% of their beginning base salary for the three-year performance cycle by exceeding target goals tied to the Company's sales growth relative to the furniture industry as measured by the U.S. Commerce Department Furniture Growth Index. No bonuses based upon sales growth will be paid unless the Company's sales growth rate is at least equal to the industry growth rate. The first three-year performance cycle under the Long-Term Incentive Plan was completed 1993. No payouts based upon three year sales growth were made with respect to 1994 under the Long-Term Incentive Plan because the Company's performance was below the furniture industry growth rate. Awards with respect to the cash portion of the Long Term Incentive Plan made in 1994 to Senior Executives are shown in the Long Term Incentive Plan -- Awards in 1994 table.
     INDIVIDUAL PERFORMANCE OBJECTIVES. Under the 1994 Management Incentive Plan a bonus opportunity of 10% of beginning base salary is also based on specific individual performance objectives ("IPOs") established for each Senior Executive, with the exception of Mr. Allen. Mr. Allen's incentive compensation under the Management Incentive Plan is based entirely upon attaining profitability and return on average shareholders' equity objectives. At the beginning of each year, IPOs specific to each Senior Executives' areas of responsibility are established in consultation with Mr. Allen. Such IPOs may include sales growth, cost control, balance sheet management, and quality improvement. No payouts for attaining IPOs in 1994 were made because the Company's performance did not meet the minimum profitability threshold for payout of incentives to Senior Executives.
     OTHER COMPENSATION PLANS. At various times in the past, the Company has adopted certain broad-based employee benefit plans in which Senior Executives, once eligible, have been permitted to participate and has adopted certain executive officer retirement, life and health insurance plans. The benefits under these plans are not directly or indirectly tied to a company performance. CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION
     Mr. Richard R. Allen, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to other Senior Executives. The Compensation Committee's general approach to setting Mr. Allen's target annual compensation is to seek to be competitive with other companies in the furniture industry, but have a large percentage of his target compensation based upon objective short-term and long-term performance criteria. While this may result in some fluctuations in the actual level of Mr. Allen's annual compensation, the Compensation Committee believes its objectives appropriately motivate the Company's chief executive officer toward clearly defined long-term goals, while acknowledging the importance to Mr. Allen of his having some certainty in the level of his compensation through its non-performance based elements. Mr. Allen's base salary is designed to be competitive with base salaries paid other chief executive officers of public companies in the furniture industry and other corporations of similar size. During 1994, Mr. Allen did not receive an increase in his base compensation.
     In December 1993, the Compensation Committee established Mr. Allen's target annual bonus for 1994 after giving consideration to the Company's performance in 1993, the then present furniture manufacturing and retail sales environment, as well as emphasis which the Compensation Committee places on compensation being paid under the long-term incentive arrangements provided by the Long-Term Incentive Plan. Fifty percent of Mr. Allen's incentive opportunity under the annual bonus program is based upon net profit performance and the other 50% is based upon return on average shareholders' equity of the Company - both based upon incentive target ranges. In 1994, Mr. Allen did not qualify for a bonus as the Company did not satisfy either of the performance criteria.
     In February 1993 and 1994, the Compensation Committee established target payout levels and target performance levels for the 1993 through 1995 and 1994 through 1996 performance cycles under the Company's Long-Term Incentive Plan following a review of Mr. Allen's pay relative to others in similar corporations, expected trends in executive pay, and the Company's performance goals. The performance criteria utilized by the Committee as criteria for Mr. Allen under the Long-Term Incentive Plan - sales growth and return on average shareholders' equity - are designed to strike a reasonable balance between measuring performance based upon growth of the Company and upon the performance of the Company in terms of return on average shareholders' equity. The Compensation Committee believes these criteria are consistent with the financial objectives of the Company, the primary goal of which is to significantly increase the value of shareholders' investment in the Company. The Compensation Committee believes that Company performance at these levels will indicate that the Company is an industry leader.
SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS:
         William B. Cash         Thomas F. Keller        Don A. Hunziker

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The Summary Compensation Table below indicates the Cash Compensation paid by the Company as well as other compensation paid or accrued to the Chief Executive Officer and the next four highest compensated executive officers at the end of fiscal 1994 (the "Senior Executives") for services rendered in all capacities during fiscal years 1994, 1993, and 1992, respectively.
                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                        AWARDS
                             ANNUAL COMPENSATION                                RESTRICTED   SECURITIES   PAYOUTS
                                                                 OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
             NAME AND                        SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
        PRINCIPAL POSITION           YEAR     ($)        ($)        ($)(3)        ($)(4)        (#)         ($)        ($)(5)
Richard R. Allen                     1994   $365,500   $ -0-         $-0-        $ 68,023      30,965      $ -0-       $1,840
  CHAIRMAN OF THE BOARD AND          1993    361,625     -0-          -0-          48,253       7,778        -0-        2,497
  CHIEF EXECUTIVE OFFICER            1992    329,125    77,738        -0-          -0-         -0-           -0-        1,687
                                     1994   $235,000   $ -0-         $-0-        $ 43,738      22,050      $ -0-       $  896
                                     1993    232,500     -0-          -0-          31,017       5,000        -0-          974
                                     1992    218,750    86,755        -0-          -0-         -0-           -0-          928
Gerald R. Grubbs(1)
  PRESIDENT OF DAYSTROM FURNITURE
Fred L. Schuermann, Jr.              1994   $235,000   $ -0-         $-0-        $ 43,738      22,050      $ -0-       $  896
  PRESIDENT AND CHIEF OPERATING      1993    232,500    11,250        -0-          31,017       5,000        -0-          974
  OFFICER                            1992    218,750    56,255        -0-          -0-         -0-           -0-          928
William S. Creekmuir(2)
  SENIOR VICE PRESIDENT, CHIEF       1994   $161,250   $ -0-         $-0-        $ 19,364      11,956      $ -0-       $2,553
  FINANCIAL OFFICER, SECRETARY AND   1993    153,250    37,350        -0-          13,752       1,389        -0-          532
  TREASURER                          1992     73,269    33,439        -0-          -0-          6,000        -0-          132
Daryl B. Adams
  VICE PRESIDENT, CORPORATE          1994   $ 93,000   $ -0-         $-0-        $ -0-          2,400      $ -0-       $  553
  CONTROLLER, ASSISTANT SECRETARY    1993     88,150    14,868        -0-          -0-          1,200        -0-          539
  AND ASSISTANT TREASURER            1992     80,600    30,960        -0-          -0-         -0-           -0-          515

(1) Effective January 26, 1995, Mr. Grubbs resigned as Vice Chairman and was appointed president of Daystrom Furniture, a division of the Company. As of that date, Mr. Grubbs ceased being an executive officer of the Company.
(2) Mr. Creekmuir joined the Company as Senior Vice President, Chief Financial Officer, Secretary and Treasurer in July 1992. Accordingly, all 1992 compensation numbers for Mr. Creekmuir relate to the six-month period July 6, 1992 through January 2, 1993.
(3) Perquisites and other personal benefits paid to each of the named executive officers were less than 10% of the total of their respective annual salary and bonus in each of 1992, 1993 and 1994.
(4) Dividends are paid on restricted stock awards at the same rate as paid to all shareholders. See the discussion under "Long-Term Incentive Plan" included in the preceding Compensation Committee Report on Executive Compensation for the general terms and conditions of the restricted stock grants. On December 31, 1994, the above named executive officers held the number of restricted shares having a then current market value as follows:
    Allen (23,698/$147,667); Grubbs (16,926/$108,326); Schuermann
    (15,637/$100,077); Creekmuir (3,345/$21,408); and Adams (0/$0).
(5) The Company has made a $400 annual contribution on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each under the Company's 401(k) Savings Plan for Salaried Employees. Mr. Creekmuir's total for 1994 includes $2,000 of director fees for subsidiary corporations. The balance of each of the named executive officer's "all other compensation" represents premiums paid by the Company on group term life insurance equal to one year's salary (up to $300,000). The Company provides this benefit for all salaried employees at the Company's headquarters.
                                 STOCK OPTIONS
     The following table sets forth information with regard to grants of stock options during the fiscal year ended December 31, 1994, to each of the named Senior Executives. All such grants were made under the Company's 1994 Incentive Stock Option Plan. Additionally, the values assigned to each reported option are shown assuming five percent and ten percent compounded annual growth rates in the market value of the Company's Common Stock. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date.
                          STOCK OPTION GRANTS IN 1994

                                                                                                                  POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                   VALUE
                                                                                                                    AT
                                                                                                                  ASSUMED
                                                                                                                  ANNUAL
                                                                                                                   RATES
                                                                                                                    OF
                                                                                                                   STOCK
                                                                                                                   PRICE
                                                                                                                  APPRECIATION
                                              INDIVIDUAL GRANTS                                                     FOR
                                                  NUMBER OF         % OF TOTAL                                    OPTION
                                                  SECURITIES      OPTIONS GRANTED    EXERCISE OR                   TERM
                                                  UNDERLYING      TO EMPLOYEES IN    BASE PRICE     EXPIRATION      (3)
NAME                                            OPTIONS (#)(1)    FISCAL YEAR (2)      ($/SH)          DATE       5% ($)
Richard R. Allen                                    10,965              1.9%           $ 11.00       02/24/99     $19,298
                                                    16,000              2.8%              6.29       10/27/99      16,800
                                                     4,000               .7%              5.75       10/27/04      14,480
Gerald R. Grubbs                                     7,050              1.2%           $ 10.00       02/24/04     $44,345
                                                    15,000              2.7%              5.75       10/27/04      54,300
Fred L. Schuermann, Jr.                              7,050              1.2%           $ 10.00       02/24/04     $44,345
                                                    15,000              2.7%              5.75       10/27/04      54,300
William S. Creekmuir                                 1,956               .3%           $ 10.00       02/24/04     $12,303
                                                    10,000              1.8%              5.75       10/27/04      36,200
Daryl B. Adams                                       2,400               .4%           $  5.75       10/27/04     $ 8,688

NAME                                           10% ($)
Richard R. Allen                               $ 56,031
                                                 47,520
                                                 36,720
Gerald R. Grubbs                               $112,448
                                                137,700
Fred L. Schuermann, Jr.                        $112,448
                                                137,700
William S. Creekmuir                           $ 31,198
                                                 91,800
Daryl B. Adams                                 $ 22,032

(1) The options are for a term of ten years (except for grants to Mr. Allen which are for a term of five years other than the one ten year grant of nonqualified stock options for 4,000 shares at an option price equal to fair market value on date of grant), first becoming exercisable in 25% increments over a four-year period beginning one year after the date of grant.
(2) In fiscal 1994, 565,933 options were granted to all employees as a group.
(3) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
     The following table sets forth information with regard to exercises of stock options during the fiscal year ended December 31, 1994, by each of the named Senior Executives and the 1994 fiscal year end value of all unexercised options held by such individuals.
                   AGGREGATED OPTION EXERCISES IN FISCAL 1994
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                              NUMBER OF SECURITIES        OPTIONS
                                                                             UNDERLYING UNEXERCISED           AT
                                       SHARES ACQUIRED       VALUE           OPTIONS AT FY-END (#)        FY-END($)(1)
NAME                                   ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
Richard R. Allen                             -0-               -0-           20,287          37,581          $ 840
Gerald R. Grubbs                             -0-               -0-           16,500          29,550            -0-
Fred L. Schuermann, Jr.                      -0-               -0-           14,952          29,036            -0-
William S. Creekmuir                         -0-               -0-            3,347          15,998            -0-
Daryl B. Adams                               -0-               -0-            4,050           3,550            -0-

NAME                                  UNEXERCISABLE
Richard R. Allen                         $ 5,520
Gerald R. Grubbs                          11,250
Fred L. Schuermann, Jr.                   11,250
William S. Creekmuir                       7,500
Daryl B. Adams                             1,800

(1) Closing price of Company Common Stock at December 31, 1994 was $6.50.

                   LONG TERM INCENTIVE PLAN -- AWARDS IN 1994
     In February 1994, the Compensation Committee made awards to the Senior Executives with respect to the cash portion of the Company's Long Term Incentive Plan for the 1994-1996 performance cycle and are shown in the following table. All issuances of restricted stock and incentive stock options to the Senior Executives during 1994 under the Long Term Incentive Plan have been shown under the "Restricted Stock Award" and "Option" columns in the Summary Compensation Table.

                                                                                                        ESTIMATED FUTURE
                                                                                                            PAYOUTS
                                                                        PERFORMANCE PERIOD              UNDER NON-STOCK
                                                  NUMBER OF SHARES,    OR OTHER PERIOD UNTIL           PRICE-BASED PLANS
                                                   UNITS OR OTHER          MATURATION OR        THRESHOLD    TARGET     MAXIMUM
NAME                                                   RIGHTS                 PAYMENT               $           $          $
Richard R. Allen                                      687 units              1994-1996           $34,350     $68,700    $103,050
Gerald R. Grubbs                                      442 units              1994-1996            22,100      44,200      66,300
Fred L. Schuermann, Jr.                               442 units              1994-1996            22,100      44,200      66,300
William S. Creekmuir                                  391 units              1994-1996            19,550      39,100      58,650
Daryl B. Adams                                         -0-                   --                    --          --          --

                             DEFINED BENEFIT PLANS
SALARIED PLAN
     The Salaried Plan covers eligible exempt and nonexempt employees who receive compensation from the Company and certain subsidiaries on a salaried basis. The benefit formula for the Salaried Plan, as amended effective January 1, 1989, is .65% of "Average Final Compensation" for each year of service, plus .65% of Average Final Compensation in excess of Covered Compensation for each of the first 35 Years of Service; provided, however, no participant will receive benefits under the amended plan less than the sum of the benefits that would have been payable under the plan prior to its amendment, plus benefits accrued after December 31, 1988 under the new formula. Average Final Compensation under the amended plan is defined as the average of annual compensation during the five consecutive years of service which produces the highest average.
     The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees at the specified remuneration and in various years of service classifications:

                                                                                           YEARS OF SERVICE
AVERAGE FINAL COMPENSATION                                                  15         20         25         30         35
$ 50,000...............................................................   $ 7,223    $ 9,730    $12,038    $14,446    $16,853
 100,000...............................................................    16,973     22,630     28,288     33,946     39,603
 200,000...............................................................    26,723     35,630     44,538     53,446     62,353
 300,000...............................................................    26,723     35,630     44,538     53,446     62,353
 400,000...............................................................    26,723     35,630     44,538     53,446     62,353
 500,000...............................................................    26,723     35,630     44,538     53,446     62,353

* Maximum compensation taken into account was $150,000 in 1994 and 1995. The estimated annual benefits in the foregoing table assumes retirement on December 31, 1994.
     The years of credited service as of December 31, 1994 and Average Final Compensation under the Salaried Plan for each of Messrs. Allen, Grubbs, Schuermann, Creekmuir and Ms. Adams are as follows:

                                                                                           AVERAGE
                                                                           YEARS            FINAL
OFFICER/DIRECTOR                                                         OF SERVICE      COMPENSATION
Richard R. Allen                                                            14.17          $230,398
Gerald R. Grubbs                                                            21.20           197,681
Fred L. Schuermann, Jr.                                                      7.00           193,353
William S. Creekmuir                                                         2.52           136,608
Daryl B. Adams                                                               6.99            91,913

NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN
     Effective January 1, 1990, the Company established a nonqualified supplemental retirement plan known as the LADD Furniture, Inc. Supplemental Retirement Income Plan (the "SERP") for certain of its salaried employees. The SERP has a three-fold purpose: (1) to provide "make-up" benefits to salaried employees whose benefits under the Salaried Plan were reduced as a result of bringing the Salaried Plan into compliance with the Tax Reform Act of 1986 ("Category One Participants"); (2) to provide supplemental retirement income for key executive officers ("Category Two Participants"); and (3) to provide the Company with the necessary flexibility for designing an effective compensation package to attract new executives ("Category Three Participants"). The SERP also provides supplemental survivor benefits for the designated beneficiary of each participant. Messrs. Allen, Grubbs, Schuermann, and Creekmuir are Category Two Participants under the SERP. Ms. Adams is not currently a participant under the SERP. The supplemental retirement benefit payable to a Category Two Participant in the form of a 10-year certain annuity in a monthly amount equal to the difference between (a) and (b) below:
          (a) Two percent (2%) of Average Final Compensation (defined as the average of annual compensation during the three consecutive years of service which produces the highest average), multiplied by a Participant's Years of Service (subject to maximum of 25);
     LESS
          (b) The sum of a Participant's:
        (i) Qualified Plan Retirement Benefit;
        (ii) Primary Social Security Benefit;
        (iii) Nonqualified Deferred Compensation Agreement Benefit; and
        (iv) Category One Benefit received under the SERP.
     The following table shows estimated annual benefits payable upon retirement to Category Two Participants in the SERP at the specified remuneration in the various Years of Service classifications:
                          EXECUTIVE CASH COMPENSATION

                                                                                           YEARS OF SERVICE
AVERAGE FINAL COMPENSATION                                                  15         20         25         30         35
      $100,000.........................................................   $   239    $ 5,090    $ 9,942    $ 4,794    $     0
       200,000.........................................................    21,366     33,260     45,154     37,049     28,943
       300,000.........................................................    51,366     73,260     95,154     87,049     78,943
       400,000.........................................................    81,366    113,260    145,154    137,049    128,943
       500,000.........................................................   111,366    153,260    195,154    187,943    178,943

     The years of credited service and Average Final Compensation as of December 31, 1994 for Messrs. Allen, Grubbs, Schuermann, and Creekmuir are as follows:

                                             AVERAGE
                             YEARS OF         FINAL
EXECUTIVE OFFICER            SERVICE       COMPENSATION
Richard R. Allen               14.17         $384,245
Gerald R. Grubbs               21.20          269,002
Fred L. Schuermann, Jr.        17.56          253,752
William S. Creekmuir            2.52          152,853

     Since the SERP is a nonqualified deferred compensation plan, it is not subject to the discrimination requirements or the annual benefit limits of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. Although the SERP is, technically speaking, an unfunded plan, the Company established a "Rabbi Trust" to provide participants with increased security with respect to benefits due them from the SERP. In 1991, the Company funded the Rabbi Trust with a $500,000 contribution and made additional contributions of $60,000 and $100,000 in 1994 and 1993, respectively.

                               OTHER COMPENSATION
COMPENSATION OF DIRECTORS
     The Company compensates each director who is not an employee an annual fee of $14,000, plus $800 for each meeting of the Board and $400 for each committee meeting which he attends on the same day as a Board meeting or $800 for each committee meeting he attends if it is held on a day other than a day of a Board meeting. Directors are compensated $200 for telephonic meetings. In addition to such fees, the Company reimburses each director for travel and other related expenses incurred by him in attending the meetings.
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
     The Company has entered into executive employment agreements (the "Executive Agreements") with each of Messrs. Allen, Schuermann and Grubbs (collectively the "Executives"). The Executive Agreements (all of which are substantially similar) have an initial term of two years which is automatically extended for successive one-year periods until terminated by either party. The Executive Agreements for Messrs. Allen and Schuermann provide that if the Executive's employment with the Company is terminated at any time during the term of the Executive Agreement for any reason other than "for cause" (as defined in the Executive Agreement), the Executive shall be entitled to receive in 24 equal monthly payments an amount equal to two times the sum of (i) his then current base salary and (ii) the average annual incentive payments to the Executive during the preceding three years, less earned income received by him during the 24-month severance period. The severance formula in Mr. Grubbs' Executive Agreement is based upon his salary and incentive payments as of 1994 and will not adjust for further changes in his compensation. The Executive shall also be deemed to be 100% vested with respect to the SERP.
     The Executive Agreements are intended to encourage the Executives to remain in the employ of the Company during periods of uncertainty in the event that the Company undergoes a change in control. For the purposes of the Executive Agreements, a "change in control" shall be deemed to have occurred when (i) any person, corporation, or group of associated persons, excluding affiliates of the Company, acquires a beneficial ownership of an aggregate of more than 50% of the then outstanding shares of voting stock of the Company or (ii) a merger or consolidation to which the Company is a party and where the Company is not a surviving or continuing entity has been completed. The Executive Agreements provide for the payment of severance benefits to the Executive if he terminates his employment for "Good Reason" (as such term is defined in the Executive Agreement) during the 12 months immediately preceding or following the effective date of a change in control of the Company. If the Executive terminates his employment for Good Reason, then the Company shall pay him a lump sum severance payment in an amount equal to two times the sum of (i) his then current base salary and (ii) the average annual incentive payments to the Executive during the preceding three years. Further, the Executive shall immediately become 100% vested in the SERP, all outstanding stock options shall become immediately exercisable, and all restrictions under restricted stock agreements shall be eliminated.
     The Company's 1994 Incentive Stock Option Plan also has a change in control provision similar to that discussed above. In the event of a change of control, all awards of options become immediately exercisable for all option holders, including the Executives, if provision is not made in the change of control transaction for continuance of the option plan and the assumption of options previously granted under the Plan.

                        COMPARATIVE COMPANY PERFORMANCE
     The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market, the NASDAQ Composite Index, and an industry index, the Household Furniture Index, for the preceding five fiscal years.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                           AMONG LADD FURNITURE, INC.
                 NASDAQ COMPOSITE INDEX AND PEER INDUSTRY INDEX


            (Comparison chart appears here plot points are as followed)

                            1989     1990     1991    1992   1993    1994
CRSP NASDAQ MARKET INDEX  $100.00   $84.92  $136.28 $158.58 $180.93 $176.92
PEER INDEX                $100.00   $75.47  $105.85 $145.84 $192.83 $139.96
LADD FURNITURE, INC.      $100.00   $56.83  $ 69.99 $ 97.99 $ 94.36 $ 62.31





             ASSUMES $100 INVESTED ON DECEMBER 30, 1989 IN COMPANY
   COMMON STOCK, NASDAQ COMPOSITE INDEX(1), AND HOUSEHOLD FURNITURE INDUSTRY
                                    INDEX(2)
                       ASSUMES REINVESTMENT OF DIVIDENDS
(1) NASDAQ Total Return Index for U.S. Companies prepared for NASDAQ by the Center for Research in Securities Prices at the University of Chicago.
(2) SIC Code 251 Household Furniture Index as prepared by Media General Financial Services, Inc., which index includes Ameriwood Industries, Bassett Furniture, Bush Industries, Chromcraft Revington, DMI Furniture, Ethan Allen Interiors, Flexsteel Industries, Industrie Natuzzi, Interco, La-Z-Boy Chair, LADD Furniture, Leggett & Platt, MASCO Corp., O'Sullivan Industries, Pulaski Furniture, River Oaks Furniture, Rowe Furniture, Stanley Furniture, Wellington Hall and WinsLoew Furniture. The returns of each company have been weighted according to each company's market capitalization.

                             THE BOARD OF DIRECTORS
                            COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Board of Directors has established a Compensation Committee consisting of Messrs. Cash and Hunziker and Dr. Keller. Mr. Hunziker was Chairman Emeritus of the Board of Directors of the Company from October 1991 to September 1992, and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1982 to October 1991. The Compensation Committee acts to review and recommend major changes in policy of various compensation or benefits programs and salary levels for top management positions. During 1994, the Compensation Committee met five times.
AUDIT COMMITTEE
     The Board of Directors has also established an Audit Committee. It provides general oversight of financial reporting and of the adequacy of the internal controls of the Company. The Audit Committee functions by meeting with the independent auditors and by informal meetings and contact with members of management concerned with financial and control functions. The Audit Committee met three times in 1994. The current members of the Audit Committee are Messrs. Fenn and Corrigan.
BOARD ATTENDANCE
     The Board of Directors held six meetings in person and three telephonic meetings during 1994. All directors attended at least 75% of the Board and committee meetings they were responsible for attending. The Board has not established a nominating committee.
  APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION AND REVERSE
                                  STOCK SPLIT
               (Proposal numbered (2) in the accompanying Notice)
GENERAL
     The Board of Directors of the Company has proposed to amend the Articles of Incorporation of the Company (the "Articles") to effect a one-for-three reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the Reverse Split is set forth in Exhibit A to this Proxy Statement; however, such text is subject to change as may be required by the North Carolina Secretary of State. If the Reverse Split is approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Articles with the North Carolina Secretary of State, (i) the Reverse Split will be effective, (ii) each holder of record of Common Stock on the effective date of the Amendment will thereafter be deemed to hold one share of Common Stock for every three presently issued and outstanding shares of Common Stock held of record on that date, and (iii) each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically without any action on the part of the shareholders to represent one-third the number of shares of Common Stock after the Reverse Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each shareholder whose Old Shares are not evenly divisible by three will receive one additional New Share for the fractional New Share that such shareholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Stock Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-third the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by three).
     The number of shares of capital stock authorized by the Articles will not change, but the par value of the Company's Common Stock will be changed from $.10 to $.30 per share as a result of the proposed Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split. The Amendment does not effect the Company's authorized class of $100 par value Preferred Stock in any way.
PURPOSES OF THE PROPOSED REVERSE SPLIT
     The Board of Directors believes the Reverse Split is desirable for several reasons. The relatively low per-share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the trading price of the Common Stock. The Board of Directors also believes that the proposed Reverse Split will result in a broader market for the Common Stock than that which currently exists. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Split Effective Date. Further, certain investors may be attracted to low-priced stock because of greater trading volatility sometimes associated with such securities.
     However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the trading price per New Share of Common Stock after the Reverse Split will be three times the trading price per Old Share of Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current trading price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the trading price of the Common Stock.
EFFECT OF THE REVERSE SPLIT
     The Reverse Split will be effected by means of filing the Amendment to the Articles with the North Carolina Secretary of State. Assuming approval of the Reverse Split by the requisite vote of the shareholders at the meeting, the Amendment to the Articles will thereafter be filed with the North Carolina Secretary of State as promptly as practicable and the Reverse Split will become effective as of 5:00 p.m., Eastern daylight time, on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part of the Company or the shareholders, after the Reverse Split, the certificates representing Old Shares will be deemed to represent one-third the number of New Shares (plus one additional New Share where such Old Shares are not evenly divisible by three).
     Shareholders have no right under North Carolina law to dissent from the Reverse Split of the Common Stock.

     The Amendment and Reverse Split will not change the shareholders' equity of the Company. The Company has authorized capital stock of 50,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. The authorized capital stock will not be changed by reason of the Amendment or the Reverse Split. As of April 3, 1995, the number of issued and outstanding Old Shares was 23,171,799. There were no shares of Preferred Stock outstanding. The following table illustrates the principal effects of the proposed Reverse Split and decrease in outstanding Common Stock assuming no additional shares of Common Stock are issued prior to the Reverse Split Effective Date as a result of the exercise of any options:

SHARES OF                                                     PRIOR TO PROPOSED         AFTER PROPOSED
CAPITAL STOCK                                                   REVERSE SPLIT           REVERSE SPLIT
Authorized Common Stock                                           50,000,000              50,000,000
Outstanding Common Stock                                          23,171,799               7,723,933(1)
Authorized Preferred Stock                                           500,000                 500,000
Outstanding Preferred Stock                                        -0-                      -0-

(1) Does not include New Shares of Common Stock to be issued in lieu of fractional shares.
     The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act. For the first 20 business days after the Reverse Split Effective Date, trades of the New Shares will be reported on NASDAQ under the Company's symbol "LADFD." Thereafter, New Shares will be reported under the Company's current symbol "LADF."
     Other than pursuant to the 1983 Incentive Stock Option Plan and the 1994 Incentive Director Stock Option Plan, the Company has no outstanding options or warrants to purchase shares of Common Stock. Under the terms of both of these stock option plans, the Reverse Split will reduce the number of shares reserved for such plans by a factor of three, will reduce the number of shares purchasable under outstanding options by a factor of three and will increase the exercise price of outstanding options by a factor of three.
EXCHANGE OF STOCK CERTIFICATES
     As soon as practicable after the Reverse Split Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Wachovia Bank of North Carolina, N.A., the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Split.
     Shareholders should not submit any certificates until requested to do so. No new certificate(s) will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.
FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT
     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects.
     1. A shareholder will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal his basis in the Old Shares.
     2. A shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.
     3. The Company will not recognize any gain or loss as a result of the Reverse Split.
                                 MISCELLANEOUS
     The Board of Directors may abandon the proposed Reverse Split at any time before or after the Annual Meeting and prior to the Reverse Split Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Split if it determines, in its sole discretion, that the Reverse Split would adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Amendment to the Articles that it deems necessary to file the Amendment to the Articles with the North Carolina Secretary of State and give effect to the Reverse Split.
RECOMMENDATION AND VOTE
     The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment and the Reverse Split. The Board is of the opinion that the Reverse Split is advisable and in the best interests of the Company and recommends a vote FOR the approval of the Amendment and the Reverse Split. All proxies will be voted to approve the Amendment and the Reverse Split unless a contrary vote is indicated on the enclosed proxy card.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND THE REVERSE SPLIT.
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
               (Proposal numbered (3) in the accompanying Notice)
     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification. In recommending the ratification by the shareholders of the appointment of KPMG Peat Marwick LLP, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-employee Directors and which has satisfied itself as to the firm's professional competence and standing. In making its recommendation, the Audit Committee has taken into consideration the audit scope and audit fees associated with such retention. A representative of KPMG Peat Marwick LLP will attend the 1995 Annual Meeting of Shareholders to answer appropriate questions and to make any statement that such representative may desire to make.
     The Board of Directors unanimously recommends a vote "FOR" the approval of the selection of KPMG Peat Marwick LLP as independent public accountants to audit the books and accounts of the Company for the 1995 fiscal year. A favorable vote by the holders of a majority of the Company's outstanding shares of Common Stock represented at the meeting is required for ratification of independent auditors. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxies hereby solicited in favor of the approval of the selection of KPMG Peat Marwick LLP as independent public accountants to audit the books and accounts of the Company for the 1995 fiscal year.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.
                       DATE FOR THE RECEIPT OF PROPOSALS
     In order for shareholder proposals to be included in the proxy materials for the 1996 Annual Meeting, any such proposal must be received by the Company at its executive offices not later than December 4, 1995 and meet all other applicable requirements for inclusion therein.
                                 OTHER BUSINESS
     The Company does not intend to bring any business before the meeting other than that stated above in this Proxy Statement. However, if any other matters properly come before the meeting, the Proxyholders named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment or as instructed by the Board of Directors.
                                   FORM 10-K
     SECURITIES AND EXCHANGE COMMISSION FORM 10-K ANNUAL REPORT WILL BE PROVIDED FREE OF CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO: LADD FURNITURE, INC., ONE PLAZA CENTER, BOX HP-3, HIGH POINT, NORTH CAROLINA 27261-1500,
ATTENTION: WILLIAM S. CREEKMUIR, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER.
                       METHOD AND EXPENSE OF SOLICITATION
     The Company expects to solicit proxies primarily by mail. Proxies may be solicited personally and by telephone by regular employees of the Company. The only expenses anticipated are those which are ordinarily incurred in connection with preparing, assembling and mailing the proxy material, including charges and expenses of communicating with shareholders. The total amount of such expenses will be borne by the Company.
     If you cannot be present at the meeting, you are requested to SIGN, DATE, and RETURN the accompanying Proxy in the enclosed envelope.
                                         WILLIAM S. CREEKMUIR
                                         SECRETARY
                                                                       EXHIBIT A
                             ARTICLES OF AMENDMENT
                                       OF
                              LADD FURNITURE, INC.
     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:
          1. The name of the corporation is LADD Furniture, Inc.
          2. The following amendment to the articles of incorporation of the corporation was adopted by its shareholders on the 12th day of May, 1995, in the manner prescribed by law:
             Article 4 is hereby amended and restated in its entirety as follows:
               The aggregate number of shares which the Corporation shall have the authority to issue is Fifty Million Five Hundred Thousand (50,500,000), divided into Five Hundred Thousand (500,000) shares of series preferred stock of par value of $100 per share (hereafter called series preferred stock), and Fifty Million (50,000,000) shares of common stock of the par value of $.30 per share (hereafter called common stock).
               The Board of Directors of the Corporation shall have the authority to fix by resolution or resolutions the preferences, limitations and relative rights of the series preferred stock or to establish series within the class of series preferred stock and determine the preferences, limitations and relative rights between such series, as in their discretion they shall determine from time to time.
               Upon filing of this amendment with the office of the Secretary of State of the State of North Carolina, each share of common stock, $.10 par value, of the Corporation, issued and outstanding at such time shall, by virtue of this amendment to the Corporation's articles of incorporation, be changed into one-third ( 1/3) of one share of fully paid and nonassessable common stock, $.30 par value, of the Corporation.
               In lieu of the issuance of fractional shares that would otherwise result from the reverse stock split effected by the preceding paragraph of this Article 4, the Corporation shall issue to any stockholder that would otherwise receive fractional shares one additional share.
               Following the effectiveness of this amendment, certificates for the shares of common stock to be outstanding after the reverse stock split shall be issued pursuant to procedures adopted by the Corporation's board of directors and communicated to those who are to receive new certificates.
          3. These articles will become effective at 5:00 p.m. on the date of filing.
     This the   day of May, 1995.
                                         LADD FURNITURE, INC.
                                         By:

                                                RICHARD R. ALLEN, CHAIRMAN
                                                AND CHIEF EXECUTIVE OFFICER

**********************************************************************
                         APPENDIX
**********************************************************************

                                LADD FURNITURE, INC.
PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Richard R. Allen and Fred L. Schuermann, Jr., or either of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of LADD Furniture, Inc. held of record by the undersigned on April 3, 1995, at the annual meeting of shareholders to be held on May 12, 1995 at 10:00 a.m. at the Radisson Hotel, 135 S. Main Street, High Point, N.C. or any adjournment thereof.

1. ELECTION OF DIRECTORS

FOR all nominees listed below [ ]            WITHHOLD AUTHORITY to vote [ ]
(except as marked to the contrary below)     for all nominees listed below

Richard R. Allen, William B. Cash, James H. Corrigan, Jr., O. William Fenn, Jr., Don A. Hunziker, Thomas F. Keller, and Fred L. Schuermann, Jr.

(INSTRUCTION - To withhold authority to vote for any individual nominees write that nominee's name in the space provided below).

2. Approval of Amendment of the Company's Articles of Incorporation and the concurrent one-for-three reverse stock split.

   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. Ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the 1995 fiscal year.

   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED FOR PROPOSALS 1 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person.

                               DATED __________________________, 1995
                               (Be sure to date Proxy)
                               ______________________________________
                               Signature
                               ______________________________________
                               Signature if held jointly

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         IN THE ENCLOSED ENVELOPE